UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2008 (August 8, 2008)

SENIOR HOUSING PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-15319	04-3445278
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

400 Centre Street, Newton, Massachusetts 02458

(Address of Principal Executive Offices)   (Zip Code)

617-796-8350

(Registrant’s Telephone Number, Including Area Code)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS.   WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.

FOR EXAMPLE, THIS CURRENT REPORT ON FORM 8-K STATES THAT WE HAVE AGREED TO PURCHASE ADDITIONAL MEDICAL OFFICE, CLINIC AND BIOTECH LABORATORY BUILDINGS.  IN FACT, OUR OBLIGATIONS TO COMPLETE THESE PURCHASES ARE SUBJECT TO VARIOUS CONDITIONS TYPICAL OF LARGE COMMERCIAL REAL ESTATE PURCHASES, INCLUDING, WITH RESPECT TO CERTAIN PROPERTIES, WAIVERS OF RIGHTS OF FIRST REFUSAL AND THIRD PARTY CONSENTS.  AS A RESULT OF ANY FAILURE OF THESE CONDITIONS, SOME PROPERTIES MAY NOT BE PURCHASED, THE PURCHASE PRICES PAYABLE BY US MAY BE CHANGED OR SOME OF THESE PURCHASES MAY BE ACCELERATED OR DELAYED.

OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN FORWARD LOOKING STATEMENTS ARE DESCRIBED MORE FULLY UNDER “ITEM 1A. RISK FACTORS” IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2007.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE UNDERTAKE NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

                As previously reported in a Current Report on Form 8-K dated May 9, 2008, or the May 9 Current Report, filed by Senior Housing Properties Trust, or we, the Company or SNH, we agreed to purchase up to 48 medical office, clinic and biotech laboratory buildings from HRPT Properties Trust, or HRPT, pursuant to a series of Purchase and Sale Agreements, or the Purchase Agreements, dated as of May 5, 2008.  The agreements to purchase these 48 medical office, clinic and biotech laboratory buildings were more fully described in the May 9 Current Report.

                On June 11, 2008, June 25, 2008, July 9, 2008 and August 8, 2008, we purchased a total of 28 of these buildings from HRPT located in California, Georgia, Massachusetts, New York, Pennsylvania, Texas and Rhode Island for an aggregate purchase price of $232.9 million.  We funded these acquisitions using cash on hand and assumed three mortgage loans on two properties totaling $10.8 million with a weighted average interest rate of 7.08% per annum.  In addition, because a third party consent was not received by August 8th, one of the Purchase Agreements was amended so that one of the remaining 20 buildings is no longer subject to the Purchase Agreements.  We, nonetheless, believe that such third party consent may be obtained and we may ultimately purchase such building.

                The Company became a publicly owned company as a result of a spin off from HRPT in 1999.  For a further description of the Company’s relationship with HRPT and Reit Management & Research LLC, a company which provides management services to the Company and HRPT, please see the May 9 Current Report, which has been filed with the Securities and Exchange Commission.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(a)                  Financial Statements of Businesses Acquired.

                We have previously filed with our Current Report on Form 8-K dated May 23 the following financial statements with respect to the 48 buildings proposed to be acquired from HRPT, including the 28 buildings we have purchased as of the date of this Current Report on Form 8-K:

Combined Statements of Revenues and Certain Operating Expenses for the Three Months Ended March 31, 2008 and 2007 (unaudited), and for the Years Ended December 31, 2007, 2006 and 2005, along with the related Notes to Combined Statements of Revenues and Operating Expenses

Any additional required financial statements in connection with the acquisitions described in Item 2.01 will be filed by amendment pursuant to Item 9.01(a)(4) within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b)           Pro Forma Financial Information

                No pro forma financial information is being filed with this report.  All required pro forma financial information in connection with the acquisitions described in Item 2.01 will be filed by amendment pursuant to Item 9.01(b)(2) within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENIOR HOUSING PROPERTIES TRUST

By:	/s/ Richard A. Doyle
Richard A. Doyle
Treasurer and Chief Financial Officer

Date: August 12, 2008